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Exhibit (l)(1)

April 29, 2022

Midland National Life Insurance Company

One Sammons Plaza

Sioux Falls, SD 57193

Re:	Midland National Life Separate Account C
Post-Effective Amendment No. 20 to Registration Statement on N-4
File Nos. 333-176870 and 811-07772

Ladies and Gentlemen:

We have acted as counsel to Midland National Life Insurance Company regarding the federal securities laws applicable to the issuance and sale of the contracts described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption “Legal Matters” in the statement of additional information filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

Carlton Fields, P.A.

Carlton Fields, P.A.

Carlton Fields, P.A. practices law in California through Carlton Fields, LLP.